Exhibit 10.1

THIS DEED OF AMENDMENT is made 19th December 2023 BETWEEN APPLIED MATERIALS IRELAND LIMITED (company number 195578) whose registered office is at Unit 1, Block A, Maynooth Business Campus, Maynooth, Co Kildare (hereinafter called “the Company”) of the one part AND IRISH PENSIONS TRUST LIMITED (company number 20990) whose registered office is at 25-28 Adelaide Road, Dublin 2 (hereinafter called “the Trustee”) of the other part

WHEREAS

(a)    This Deed is supplemental to:

(i)a Trust Deed and Rules dated 3 July 1996 (hereinafter called “the Trust Deed” and “the Rules” respectively) whereby the Company established ‘The Applied Materials Profit Sharing Scheme’ (hereinafter called “the Scheme”) which has been approved by the Revenue Commissioners in accordance with Chapter 1 of Part 17 of and Schedule 11 to the Taxes Consolidation Act 1997 (hereinafter called “the Act”);

(ii)a Deed of Amendment dated 7 February 2006 whereby the provisions of the Scheme were amended as provided therein;

(iii)a further Deed of Amendment also dated 7 February 2006 whereby the provisions of the Scheme were amended as provided therein; and

(iv)a Deed of Variation dated 27 February 2009 whereby the provisions of the Scheme were amended as provided therein and Mercer Trustees Limited was removed as the trustee of the Scheme and the Trustee was appointed as the trustee of the Scheme in its place.

(b)The Trustee is the current trustee of the Scheme.

(c)    It is provided in Clause 20 of the Trust Deed that the Company with the consent of the Trustee may at any time and from time to time by supplemental deed modify, alter, amend or extend the Trust Deed and/or the Rules save as expressly prohibited therein.

(d)    The parties hereto in accordance with Clause 20 of the Trust Deed are desirous of amending the Rules as hereinafter provided.

NOW THIS DEED WITNESSES and it is hereby declared and agreed that the parties hereto in exercise of the power conferred on them by Clause 16 of the Trust Deed and Rule 13 of the Rules and of every other power enabling them in this behalf HEREBY AMEND the Rules with effect from the date of this Deed as follows:

1.    Sub-Rule (e) of Rule 3 of the Rules shall be deleted.

2.    Rule 10 of the Rules shall be amended by the addition of the following sub-Rule (e) at the end thereof:

    “(e)    Notwithstanding the foregoing and subject to the requirements of the Electronic Commerce Act, 2000 (and in particular the consent requirement in Section 12(2)(c) of such Act), the Trustees and the Company shall have the power to:

(i)enter into contracts with Eligible Employees and/or Participants;

(ii)send and/or receive notices or instruction to/from Eligible Employees and/or Participants;

in such electronic form as they may specify from time to time. The Trustees and the Company shall have the power to agree with Eligible Employees and/or Participants that the Trustees and the Company may act on such electronic communications as they may receive from time to time unless such electronic communications are revoked in the manner specified by the Trustees.”

3.    The Rules shall be amended by the addition of the following new Rules 12, 13, 14, 15 and 16 at the end thereof:

“12.    Rights of employees

Notwithstanding any other provision of the Scheme:

(a)    an Eligible Employee has no right or entitlement to participate in the Scheme, whether subject to any conditions or at all unless the Company decides to offer the Scheme;

(b)    participation in the Scheme by a Participant is a matter entirely separate from any pension right or entitlement he may have and from his terms and conditions of employment and participation in this Scheme (including any benefit to an Eligible Employee of participation in the Scheme) shall in no respect whatever form part of his remuneration or count as his remuneration for any purpose, shall not be pensionable and shall in no respect whatever affect in any way a Participant’s pension rights and entitlements or terms or conditions of employment; and

(c)    the rights or opportunity granted to a Participant under the Scheme shall not give the Participant any rights or additional rights and, in particular (but without limiting the generality of the foregoing), no Participant who leaves the employment of a Participating Company shall be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Scheme which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for unfair dismissal, wrongful dismissal, breach of contract or by way of compensation for loss of office or otherwise howsoever.

By participating in the Scheme, a Participant is deemed to have agreed to the provisions of the Trust Deed and these Rules.

13.    Duty to account for tax

(a)    When the Trustees receive from a Participant who has directed them to transfer the ownership of his Scheme Shares to him at any time before the Release

Date the sum calculated in accordance with Rule 6(b), that sum shall be accounted for to the Revenue Commissioners in accordance with the Act.

(b)    The Trustees shall keep records of all sums received from Participants under sub-Rule (a) of this Rule.

(c)    The Trustees shall inform each Participant in writing of any facts known to them which are relevant to determining the liability (if any) of that Participant to Irish income tax under Schedule E.

(d)    The Trustees shall make such returns of information to the Revenue Commissioners as the Revenue Commissioners may require from time to time.

    14.     Errors and Omissions

        If as a result of an error or omission:

        (a)    a Participating Company fails to make a payment or a sufficient payment to or on behalf of the Trustees pursuant to Rule 3; or

        (b)    a person who the Directors had determined to be an Eligible Employee in accordance with Rule 2, has not been given the opportunity to participate in this Scheme by having Scheme Shares appropriated to him on that occasion: or

        (c)    the number of Scheme Shares appropriated to any person on any occasion is found to be incorrect,

and such errors or omissions cannot be corrected within the relevant period(s) specified in the Rules, the Company and the relevant Participating Company and the Trustees may, but shall not be obliged to, do all acts and things as may be agreed in writing with the Revenue Commissioners to rectify the error or omission notwithstanding that such actions may fall outside the time limits provided by or otherwise in conflict with the other provisions of the Trust Deed and/or the Rules.

    15.    Miscellaneous

If any matter arises on or in connection with this Scheme or its operation for which specific provision is not made in the Rules such matter shall be resolved, dealt with or provided for in such manner as the Company and the Trustees shall in their absolute discretion consider appropriate having taken into account the respective interests of the the Company, the Participating Companies and of the Participants and the requirements of the Revenue Commissioners.

    16.    Personal Data

It shall be a term and condition of participation in the Scheme that a Participant agrees and consents to:

(a)the collection, use and processing of his Personal Data by a Participating Company or any trustee and the transfer of his Personal Data to any third party administrator of the Scheme and any broker through whom Scheme Shares are to be sold on behalf of a Participant;

(b)a Participating Company and any trustee or third party administrator of the Scheme, transferring the Participant’s Personal Data amongst themselves for the purposes of implementing, administering and managing the Scheme and the acquisition of Scheme Shares;

(c)the use of Personal Data by any such person for any such purposes; and

    the transfer of Personal Data to, and retention of Personal Data by, third parties (including any situated outside the European Economic Area) for or in connection with such purposes.

For the purpose of this Rule “Personal Data” shall have the meaning given to that term by the Regulation (EU) 2016/679 (General Data Protection Regulation).”

In all other respects the Trust Deed and the Rules are hereby confirmed.

This Deed may be executed in any number of counterparts, and by the several parties to it on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.

IN WITNESS whereof the parties hereto have executed this document as a deed on the date set out above.

EXECUTED under the seal of
APPLIED MATERIALS IRELAND LIMITED
in accordance with its Constitution and
DELIVERED as a DEED on its behalf by
the following persons

/s/ Michael Hill__________________________________ Director

/s/ Samuel K. Lee_______________________________ Director/Secretary

EXECUTED under the seal of
IRISH PENSIONS TRUST LIMITED
in accordance with its Constitution and
DELIVERED as a DEED on its behalf by
the following persons

/s/ Donal O’Flaherty ___________________________________ Director

/s/ Paula Ferris _________________________________ Director/Secretary

Dated 19th December 2023

APPLIED MATERIALS IRELAND LIMITED
    one part

IRISH PENSIONS TRUST LIMITED
    other part

DEED OF AMENDMENT

THE APPLIED MATERIALS PROFIT SHARING
SCHEME